UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2015

ALLIED NEVADA GOLD CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on March 10, 2015, Allied Nevada Gold Corp. (the “Company” or “Allied Nevada”), a Delaware corporation, and certain of its domestic direct and indirect subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). During the pendency of the Bankruptcy Filing, the Debtors are operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On July 23, 2015, the Debtors entered into an amended and restated restructuring support agreement (the “Amended RSA”) with (i) certain holders of the Company’s CDN $400 million 8.75% senior unsecured notes due 2019, issued by Allied Nevada pursuant to that certain indenture dated as of May 25, 2012 by and between Allied Nevada and Computershare Trust Company of Canada and (ii) the Company’s secured bank lenders.

On August 18, 2015, the Debtors obtained a waiver (the “Waiver”) from the Requisite Consenting Noteholders (as defined in the Amended RSA) and the Requisite Secured Lenders (as defined in the Amended RSA), providing that they shall grant all waivers and consents that may be necessary or required under the Amended RSA to waive the Creditor Party Termination Event arising under Section 5(a)(vi) of the Amended RSA as a result of the Bankruptcy Court granting relief terminating the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to the lifting of the automatic stay with respect to those assets set forth on Schedule A of Exhibit 10.1 attached hereto.

The foregoing description of the Waiver is qualified in its entirety by reference to the Waiver attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On March 12, 2015, in connection with the Bankruptcy Filing, the Company entered into a Secured Multiple Draw Debtor-in-Possession Credit Agreement (as amended by that certain Waiver and Amendment No. 1, dated as of May 7, 2015, that certain Waiver No. 2, dated as of June 8, 2015, and as further amended, waived or otherwise modified from time to time prior to the date hereof, the “DIP Credit Agreement”), among the Company, as borrower, the direct and indirect subsidiaries of the Company party thereto from time to time, as guarantors (together with the Company, the “Obligors”), Wilmington Savings Funds Society, FSB, as administrative agent and collateral agent and the lenders from time to time party thereto. On August 18, 2015, the Company was informed that the majority DIP lenders agreed to waive any default or event of default or anticipated default or event of default arising solely under Section 13.1(w)(i)(D), Section 13.1(w)(x) and Section 13.1(w)(xix) of the DIP Credit Agreement directly as a result of any non-payment of certain capital lease obligations of the Obligors and the lifting of the automatic stay, in each case, solely with respect to the same assets that are set forth on Schedule A of Exhibit 10.1 attached hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

Exhibit 10.1	Waiver to Amended and Restated Restructuring Support Agreement, dated August 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 20, 2015	Allied Nevada Gold Corp.

	By:	/s/ Stephen M. Jones
Stephen M. Jones
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

Exhibit 10.1	Waiver to Amended and Restated Restructuring Support Agreement, dated August 18, 2015